As filed with the Securities and Exchange Commission on October 7, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 NEVADA GOLD & CASINOS, INC.
(Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

88-0142032
(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
(713) 621-2245
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert B. Sturges
Chief Executive Officer
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
 (713) 621-2245 phone
(713) 621-6919 fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David M. Hyman, Esq.
Wolff & Samson, P.C.
One Boland Drive
West Orange, New Jersey 07052
(973) 530-2009 phone
(973) 530-2209 fax

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	X
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.12 par value per share
Preferred Stock, $0.001 par value per share
Debt securities
Warrants
Total			$20,000,000	$2,322(4)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, debt securities and warrants to purchase common stock with an aggregate initial offering price not to exceed $20,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $20,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.  This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Previously paid in connection with the registrant’s filing of the initial registration statement on Form S-3 filed September 15, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2011

PROSPECTUS

$20,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

NEVADA GOLD & CASINOS, INC.

We may from time to time may offer, issue and sell up to $20,000,000 of any combination of the securities described in this prospectus, either individually or together with other securities described herein. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock upon the exercise of warrants.

We will provide the specific terms of these securities, as well as the prices at which they will be sold, in one or more supplements to this prospectus.  This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.  We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is quoted on the New York Stock Exchange – Amex under the symbol “UWN.”  As of October 6, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,509,930. We have not issued any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 1 of this prospectus and contained in the applicable prospectus supplement and under similar headings in any other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated October ___, 2011

(i)

PROSPECTUS SUMMARY

Whenever we refer to the “Company,” “we,” “us,” “our” or “ours” in this prospectus, unless the context otherwise requires, we mean Nevada Gold & Casinos, Inc., together with its operating subsidiaries, except that in the description of the securities we may offer these terms refer solely to Nevada Gold & Casinos, Inc. and not to any of our subsidiaries.  When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total offering amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

During our fiscal years ended April 30, 2010 and April 30, 2011, and the three month period ended July 31, 2011, we incurred net losses of $4,749,000, $487,000 and $192,000, respectively.  The net loss in the fiscal year ended April 30, 2010 includes charges of $4.3 million for asset impairments.  At July 31, 2011, we had total outstanding indebtedness of $15.4 million.  Below is a table of net losses and debt for the last three reporting periods:

Period	Net Loss	Total Debt
2010	(4,748,782)	10,000,000
2011	(487,026)	15,130,655
1st Quarter 2012	(191,859)	15,426,200

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of the outstanding voting and non-voting common stock held by our non-affiliates in any 12 month period. We may, from to time, offer the securities registered hereby up to this maximum amount. In addition, under current rules of the New York Stock Exchange – Amex, we may be required to obtain shareholder approval prior to issuing shares of our common stock (or securities convertible into shares of our common stock) at a discount from book or market value if the number of shares issuable will be equal to or exceed 20% of our outstanding shares of common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

(ii)

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In this prospectus, the forward-looking statements are contained throughout this prospectus.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference. These risks and uncertainties include, but are not limited to, the following:

•      Our financing of future acquisitions may be difficult.
•      We will require cash to service our indebtedness and fund our gaming operations.
•      Our ability to generate cash and maintain profitability depends on many factors beyond our control.
•      We could fail to monetize recorded assets.
•      There are significant risks in the development and management of casinos that could adversely affect our financial results.
•      The effect of competition in our industry.
•      Our reliance on market acceptance of our gaming offerings.
•      As we increase our debt, our indebtedness could have important consequences and significant effects on our business and future operations, including limiting our ability to fund future working capital, capital expenditures and other general operating requirements, place us at a competitive disadvantage compared to our competitors that have less debt or greater resources and limit our ability to borrow additional funds.
•      We are subject to extensive governmental gaming regulation that could adversely affect us. We could be prevented from pursuing future development projects due to changes in the laws, regulations and ordinances (including tribal or local laws) that apply to gaming facilities or the inability of us or our key personnel, significant shareholders or joint venture partners to obtain or retain gaming regulatory licenses.
•      If our key personnel leave us, our business could be adversely affected.

You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a developer, owner and operator of 11 gaming facilities in the States of Colorado and Washington. The following properties are wholly owned and operated by us: the Colorado Grande Casino in Cripple Creek, Colorado, the Crazy Moose Casinos in Pasco and Mountlake Terrace, Washington, the Coyote Bob's Roadhouse Casino in Kennewick, Washington, the Silver Dollar Casinos in SeaTac, Bothell and Renton, Washington, the Club Hollywood Casino located in Shoreline, Washington, the Royal Casino located in Everett, Washington, the Red Dragon Casino in Mountlake Terrace, Washington and the Golden Nugget Casino located in Tukwila, Washington. We also have an interest in Buena Vista Development Company, LLC which is working with the Buena Vista Rancheria of Me-Wuk Indians on a Native American casino project to be developed in the City of Ione, California.

We are a Nevada corporation incorporated on April 7, 1977. Our principal offices are located at 50 Briar Hollow Lane, Suite 500W, Houston, TX 77027, telephone number (713) 621-2245, fax number (713) 621-6919, and our website can be found at www.nevadagold.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, debt securities or warrants to purchase our common stock, either individually or in units, with a total value of up to $20,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•	rates and times of payment of interest or dividends, if any; and
•	redemption, conversion, exercise exchange or sinking fund terms, if any.

A prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

USE OF PROCEEDS

 Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including, but not limited to, working capital, payment obligations, capital expenditures and acquisitions. Pending any specific application, we may initially invest funds in debt instruments of the U.S. government and its agencies, corporate debt securities, floating-rate notes and investment grade commercial paper.

DILUTION

We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing equity securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.12 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. A description of the material terms and provisions of our articles of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights.

Our common stock currently trades on the New York Stock Exchange – Amex under the symbol “UWN.” We have appointed American Stock Transfer & Trust Company as the transfer agent and registrar for our common stock.

Preferred Stock

Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading “Description of Preferred Stock” below.

Redemption Provisions

Our articles of incorporation provides that, upon the determination of our board of directors, our shares of capital stock are subject to repurchase if the ownership of stock of the Company by such shareholder prevents the issuance or renewal of any gaming license which the Company or any of its subsidiaries or affiliates may require. The stock may be redeemed at cost or market price, whichever is less, at the determination of our board of directors.

Nevada Anti-Takeover Statute and Certain Charter and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of the Company by means of a tender offer;
•	acquisition of the Company by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. Our bylaws may be adopted, repealed, altered, or amended by our board of directors unless the shareholders representing a majority of the shares entitled to vote have expressly provided that the particular provision cannot be amended or repealed by the board of directors.

Classified Board of Directors. Our articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms, with as near as possible to one-third of the directors being elected each year.  The articles of incorporation further provide that any newly created directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

Shareholders Meetings.  Our bylaws provide that only a majority of the authorized number of directors, the chairman of the board, the chief executive officer, or the president may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Action by Written Consent. Our articles of incorporation and bylaws provide that shareholders may take action at an annual or special meeting of shareholders or by written consent.

Nevada Control Share Laws.  We may become subject to Nevada’s laws that govern the “acquisition” of a “controlling interest” of “issuing corporations.” These laws will apply to us if we have 200 or more shareholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide generally that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the shareholders of the corporation at a special or annual meeting. In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any shareholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”

These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested shareholders do not confer voting rights in the control shares.

Nevada Regulatory Approvals. Once we become a registered company under Nevada’s gaming laws, we will be required to obtain the approval of the Nevada Gaming Commission with respect to a change of control. In addition, persons seeking to acquire control will be required to meet the requirements of the Nevada gaming authorities before assuming control. These requirements may have the effect of preventing, delaying or making an acquisition of the Company more difficult.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Indemnification of Directors and Officers. Our articles of incorporation and bylaws provide that it we indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of six directors. Each director who is elected at an annual meeting of shareholders is elected for a three-year term expiring at the third annual meeting of shareholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of shareholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

Our bylaws provide that directors may only be removed from office at any annual meeting of the shareholders at which meeting such director is scheduled to stand for re-election, or any special meeting called for this purpose, for or without cause. Only our board of directors is authorized to change the size of our board of directors and may fill vacant directorships resulting from an increase in the number of directors occurring between any two successive annual meetings. Any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

Shareholder Action; Special Meetings of Shareholders

Our bylaws provide to our shareholders the ability to act by written consent. Our articles of incorporation and bylaws provide that special meetings of our shareholders may be called only by a majority of our board of directors, our chairman of the board, chief executive officer or president.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board of directors to issue without shareholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation permits us to issue, without shareholder approval, up to 5,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Nevada Revised Statutes and our articles of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation establishes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the designation of each series and the number of shares constituting each series;
•	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;
•	rights and terms of redemption, including sinking fund provisions and redemption prices;
•	liquidation preferences;
•	voting rights;
•	conversion rights and terms; and
•	terms concerning the distribution of assets.

All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and non-assessable. Our board of directors, without shareholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company’s affairs;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.  We have summarized the material terms and provisions of the indenture in this section.

General

The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.

We conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.

We may issue senior debt securities or subordinated debt securities under one or separate indentures that we will enter into with the trustees named in such indentures, which indentures may be supplemented or amended from time to time. Any such one or more indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We have filed a form of the indenture to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;
•	any limit on the total principal amount of the debt securities;
•	the price at which the debt securities will be issued;
•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•	the maturity date of the debt securities;
•	if the debt securities will bear interest:
•	the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date;
•	any circumstances under which we may defer interest payments;
•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;
•	any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;
•	whether the debt securities will be secured or unsecured;
•	any subordination provisions;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount;
•
if the debt securities will be convertible into or exchangeable for our common stock or preferred stock at our option or the option of the holders, the provisions relating to such conversion or exchange;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;
•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;
•	any changes to, or additional events of, default or covenants;
•	whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;
•	any special tax implications of the debt securities; and
•	any other terms of the debt securities.

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Payment; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than fifteen days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Covenants

We will describe in the prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Conversion and Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into our common stock or preferred stock. Those terms will include:

•	whether the debt securities are convertible into, or exchangeable for, our common stock or preferred stock;
•	the conversion price, exchange ratio, or manner of calculation;
•	the conversion or exchange period;
•	provisions regarding whether conversion or exchange will be at our option or at the option of the holders;
•	the events requiring an adjustment of the conversion price or exchange ratio; and
•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

We may not consolidate or merge with or into any other corporation or convey, transfer, or dispose substantially all of our assets, or accept a conveyance, transfer or disposition of substantially all of the assets of another company unless:

•
the resulting or acquiring corporation, if other than us, expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	we deliver to the trustee a supplemental indenture, a form of which shall be reasonably satisfactory to the trustee and executed by the entity formed by such consolidation or merger.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 90 days after the payment is due;
•	failure to pay the principal of any debt security of that series when due;
•	failure to observe or perform any other covenant or agreement with respect to that series for a period of 90 days after the date of notice thereof;
•	failure to deposit any sinking fund payment on debt securities of that series when due;
•	certain events in bankruptcy, insolvency or reorganization; or
•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture will require us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Other than its duties in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 90 days after receiving the request; and
•
the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 90 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce the payment.

DESCRIPTION OF WARRANTS

 We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

                We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

              The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

•	the title and aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;
•	the date on which the right to exercise the warrant begins and the date on which the right expires;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;
•	any provision dealing with the date on which the warrants and related securities will be separately transferable;
•	any mandatory or optional redemption provision;
•	the identity of the warrant agent; and
•	any other terms of the warrants.

              The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the shares of common stock or any other related security.

Exercise of Warrants

To exercise the warrants, the holder must provide the warrant agent with the following:

•	payment of the exercise price;
•	any required information described on the warrant certificates;
•	the number of warrants to be exercised;
•	an executed and completed warrant certificate; and
•	any other items required by the warrant agreement.

              If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares of common stock will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares of common stock otherwise issuable.

              The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.  Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

              Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

PLAN OF DISTRIBUTION

Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly to purchasers; or
•	in a combination of these methods.

The distribution of the securities may be effected from time to time in one or more transactions, block trades, or any other method, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We may periodically engage agents or underwriters in connection with at-the-market offerings or negotiated transactions involving our common stock.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the price at which securities are first offered to the public (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Each series of securities will be a new issue and, other than our common stock, which is listed on the New York Stock Exchange – Amex, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

In connection with any underwritten offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers may engage in passive market making transactions in our common stock in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Branko Milosevic, Esq., who will pass upon the validity of the securities being registered, is Associate General Counsel for the Company and holds common stock of the Company and equity compensation awards with respect to common stock of the Company. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Nevada Gold & Casinos, Inc. and Subsidiaries incorporated in this prospectus by reference from the our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, have been audited by Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended April 30, 2011, filed July 14, 2011;
•	Current Reports on Form 8-K filed May 23, 2011 and July 22, 2011;
•	Definitive Proxy Statement on Form DEF 14A filed August 26, 2011;
•	Quarterly Report on Form 10-Q for the fiscal period ended July 31, 2011 filed September 14, 2011;
•	Amended Current Report on Form 8-K/A filed September 14, 2011; and
•	The description of our common stock as set forth in our Registration Statement on Form 8-A12B filed with the SEC on October 9, 2001 (File No. 001-15517).

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by calling our Corporate Secretary at (713) 621-2245 or writing to us at the following address:

Nevada Gold & Casinos, Inc.
Attention: Corporate Secretary
50 Briar Hollow Lane, Suite 500W
Houston, TX 77027

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site. Our Internet site address is http://www.nevadagold.com. None of the information posted to our web site is incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

SEC registration fee	$2,322
NYSE Amex additional listing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
EDGAR formatting expenses	(1)
Miscellaneous	(1)
TOTAL	$2,322

(1)	An estimate of the aggregate expenses in connection with the issuance and distribution of the securities in this offering cannot be estimated at this time.

Item 15. Indemnification Of Officers And Directors

Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and that were incurred in connection with actions, suits, or proceedings, except an action by or in the right of the corporation, in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been adjudged to be liable to the corporation, (ii) acted in good faith, (iii) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and (iv) reasonably believed that the conduct was in the best interests of the corporation. Section 78.7502 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have had the power to indemnify the person against the liability under the provisions of such section.

Our bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Item 16. Exhibits And Financial Statement Schedules

(a)Exhibits.

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

EXHIBIT
NUMBER	DESCRIPTION
1.1**	Underwriting Agreement
3.1A	Amended and Restated Articles of Incorporation of Nevada Gold & Casinos, Inc. (filed previously as Exhibit A to the Company's definitive proxy statement filed on Schedule 14A on July 30, 2001)
3.1B	Certificate of Amendment to the Articles of Incorporation of Nevada Gold & Casinos, Inc. (filed previously as Exhibit 4.2 to the Company’s Form S-8 filed October 11, 2002)
3.1C	Certificate of Amendment to the Articles of Incorporation of Nevada Gold & Casinos, Inc. (filed previously as Exhibit 3.3 to the Company’s Form 10-Q filed November 9, 2004)
3.1D	Certificate of Amendment to the Articles of Incorporation of Nevada Gold & Casinos, Inc. (filed previously as Exhibit 3.1 to the Company’s Form 8-K filed October 17, 2007)
3.2	Amended and Restated Bylaws of Nevada Gold & Casinos, Inc., effective July 24, 2007 (filed previously as Exhibit 3.2 to the Company’s Form 8-K filed July 27, 2007)
4.1	Form of Nevada Gold & Casinos, Inc.’s Common Stock Certificate (filed previously as Exhibit 4.1 of the Company’s Form S-8/A filed June 4, 1999)
4.2**	Form of Certificate of Designation with respect to Preferred Stock
4.3*	Form of Indenture for Debt Securities
4.4**	Form of Debt Security
4.5**	Form of Common Stock Warrant and Warrant Certificate
5.1*	Opinion of Branko Milosevic, Esq.
12.1**	Computation of ratio of earnings to fixed charges
23.1*	Consent of Pannell Kerr Forster of Texas, P.C.
23.2*	Consent of Branko Milosevic, Esq. (included in Exhibit 5.1)
24.1*	Power of Attorney (included with signature pages)

*	Filed herewith.
**	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for  indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 7, 2011.

NEVADA GOLD & CASINOS, INC.
By:	/s/ ROBERT B. STURGES
Name:	Robert B. Sturges
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Sturges and James J. Kohn, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on October 7, 2011.

Signature	Capacity	Date

/s/ ROBERT B. STURGES	Chief Executive Officer (Principal Executive Officer)	October 7, 2011
Robert B. Sturges

/s/ JAMES J. KOHN	Executive Vice President, Chief Financial Officer and Secretary	October 7, 2011
James J. Kohn	(Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM J. SHERLOCK	Director, Chairman of the Board	October 7, 2011
William J. Sherlock

/s/ WAYNE H. WHITE	Director	October 7, 2011
Wayne H. White

/s/ WILLIAM G. JAYROE	Director	October 7, 2011
William G. Jayroe

/s/ FRANCIS M. RICCI	Director	October 7, 2011
Francis M. Ricci

/s/ FRANK CATANIA	Director	October 7, 2011
Frank Catania